Exhibit 99.1

REATA Announces THE APPOINTMENTs OF Christy J. Oliger and Shamim Ruff TO ITS BOARD OF DIRECTORS

PLANO, Texas—April 15, 2021 (GLOBE NEWSWIRE)—Reata Pharmaceuticals, Inc. (Nasdaq: RETA) (“Reata,” the “Company,” or “we”), a clinical-stage biopharmaceutical company, today announced the appointments of Christy J. Oliger and Shamim Ruff to its Board of Directors, effective April 15, 2021.

“We are excited to welcome Ms. Ruff and Ms. Oliger to Reata’s board,” said Warren Huff, Reata’s Chief Executive Officer, and President.  “They join at a critical point in Reata’s development having just submitted our first New Drug Application for bardoxolone methyl (“bardoxolone”) for the treatment of chronic kidney disease caused by Alport syndrome.  Both Ms. Ruff and Ms. Oliger bring a wealth of experience that will be invaluable in helping us achieve our mission to develop innovative therapies that change patients’ lives for the better.”

Ms. Oliger brings nearly 30 years of experience in the biopharmaceutical industry, serving in various commercial roles at Genentech, Inc. and Roche Holding AG from January 2000 until her retirement in July 2020, and at Schering-Plough Corporation from September 1992 until December 1999. Most recently, Ms. Oliger served as Senior Vice President, Oncology Business Unit Head, at Genentech, Inc. During her tenure at Genentech, Inc., Ms. Oliger held senior leadership roles across a variety of therapeutic areas, including oncology, neurology, rare diseases, respiratory, dermatology, and immunology in hospital and specialty settings. She currently serves on the board of directors of Karyopharm Therapeutics Inc., a publicly traded pharmaceutical company. Ms. Oliger received a B.A. in Economics from the University of California at Santa Barbara.

“I am pleased to be joining Reata’s Board of Directors at this pivotal moment,” said Ms. Oliger.  “I look forward to working with Reata’s seasoned management team to prepare for the next stage in the Company’s growth and the commercial launch of bardoxolone in the United States and internationally, subject to regulatory review and approval.”

Ms. Ruff brings over 30 years of experience in the biopharmaceutical industry, serving in various regulatory roles.  Ms. Ruff has served as Chief Regulatory Affairs Officer and Senior Vice President, Head of Quality Assurance, at Stoke Therapeutics, Inc. since December 2018. From January 2013 to May 2018, Ms. Ruff served in various roles at Sarepta Therapeutics, Inc., including as Chief Regulatory Officer and Senior Vice President, Quality, from December 2015 to May 2018. Prior to her time at Sarepta Therapeutics, Inc., Ms. Ruff served in increasing senior regulatory roles at Sanofi, Amgen Inc., Abbott Laboratories, and AstraZeneca PLC.  Ms. Ruff holds a bachelor’s degree in Chemistry and Biology from the University of Leicester, UK, and a master’s degree in Analytical Chemistry from the University of Loughborough, UK.  Additionally, she is a Chartered Chemist and Member of the Royal Society of Chemistry.

Exhibit 99.1

“I am delighted with the opportunity to join Reata’s Board of Directors,” said Ms. Ruff.  “The results from the CARDINAL Phase 3 trial of bardoxolone in patients with chronic kidney disease caused by Alport syndrome as well as results from Part 2 of the MOXIe trial of omaveloxolone in patients with Friedreich’s ataxia highlight the potential of these novel therapies to treat patients affected by these deadly rare diseases.  I’m thrilled with the opportunity to help advance these molecules through the next stages of development.”

About Reata Pharmaceuticals, Inc.

Reata is a clinical-stage biopharmaceutical company that develops novel therapeutics for patients with serious or life-threatening diseases by targeting molecular pathways involved in the regulation of cellular metabolism and inflammation.  Reata’s two most advanced clinical candidates, bardoxolone and omaveloxolone, target the important transcription factor Nrf2 that promotes the resolution of inflammation by restoring mitochondrial function, reducing oxidative stress, and inhibiting pro-inflammatory signaling. Bardoxolone and omaveloxolone are investigational drugs, and their safety and efficacy have not been established by any agency.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements,” including, without limitation, statements regarding the success, cost and timing of our product development activities and clinical trials, our plans to research, develop and commercialize our product candidates, our plans to submit regulatory filings, and our ability to obtain and retain regulatory approval of our product candidates. You can identify forward-looking statements because they contain words such as “believes,” “will,” “may,” “aims,” “plans,” “model,” and “expects.”  Forward-looking statements are based on Reata’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, (i) the timing, costs, conduct, and outcome of our clinical trials and future preclinical studies and clinical trials, including the timing of the initiation and availability of data from such trials; (ii) the timing and likelihood of regulatory filings and approvals for our product candidates; (iii) whether regulatory authorities determine that additional trials or data are necessary in order to obtain approval; (iv) the potential market size and the size of the patient populations for our product candidates, if approved for commercial use, and the market opportunities for our product candidates; and (v) other factors set forth in Reata’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K, under the caption “Risk Factors.”  The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Exhibit 99.1

Contact:

Reata Pharmaceuticals, Inc.

(972) 865-2219

https://www.reatapharma.com/

Investor Relations & Media:

Manmeet Soni (469) 299-9130

Andres Lorente (469) 442-4883

ir@reatapharma.com

media@reatapharma.com

https://www.reatapharma.com/contact-us/

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